AMENDMENT

This AMENDMENT (hereinafter, the “Amendment”) is made and entered into as of April 19, 2011 by and among Premier Power Renewable Energy, Inc., a Delaware corporation organized under the laws of the State of Delaware (“PPRW”), Rupinvest Sarl, a corporation duly organized and existing under the laws of the country of Luxembourg (“Rupinvest”), Esdras Ltd., a corporation duly organized and existing under the laws of Cyprus (“Esdras”), and Capita Trust Company Limited, a private limited company incorporated in England and Wales with registered number 00239726 (the “Escrow Agent”).  PPRW, Rupinvest, Esdras, and the Escrow Agent may collectively be referred to hereafter as the “Parties.”

All capitalized terms not otherwise defined herein shall have the meaning set forth in the Share Exchange Agreement entered into on June 3, 2009 by PPRW, Rupinvest, and Esdras, which was amended on March 31, 2011 (as amended, the “Share Exchange Agreement”), and, if not defined in the Share Exchange Agreement, then the Escrow Agreement entered into on July 9, 2009 by the Parties, as amended and currently in effect (the “Escrow Agreement”).

RECITALS

WHEREAS, attached as Exhibit A is a copy of Amendment #1 to the Share Exchange Agreement, which amendment is dated March 31, 2011 (the “Amended Exchange Agreement”); and

WHEREAS, the Amended Exchange Agreement details an understanding between PPRW and Esdras that serves to issue 2,547,126 of the PPRW Shares to Esdras in full satisfaction of any obligation by PPRW to make the First Payment, Second Payment, and Third Payment, and to terminate the Escrow Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of foregoing premises, the Parties agree as follows:

Section 1.  Payment of PPRW Shares.  Section 4 of the Escrow Agreement shall be amended in its entirety to read as Section 1 of the Amended Exchange Agreement.

Section 2.  Balance of PPRW Shares.  The remaining balance of 452,874 of the PPRW Shares shall be cancelled by PPRW on its books and records and on the books and records of the transfer agent of its common stock.

Section 3.  Waiver.  Each of Esdras and the Escrow Agent hereby waives its right to assert any claim of breach or action for specific performance in connection with the obligations contained in the Escrow Agreement. Each of Esdras and the Escrow Agent further waives its right to any and all losses, liabilities, claims, contingencies, damages, costs, and expenses that either party may suffer or incur as a result of, or relating to, any breach of such obligations.

 [Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be duly executed by its representative thereunto duly authorized as of the day and year first written above.

PREMIER POWER RENEWABLE ENERGY, INC.

By:	/s/ Dean R. Marks
Name:	Dean R. Marks
Title:	Chief Executive Officer and President

RUPINVEST SARL

By:	/s/ Francois Bourgon
Name:	Francois Bourgon
Title:	Gerant

ESDRAS LTD.

By:	/s/ Massimo Saluppo
Name:	Massimo Saluppo
Title:	Procuratore

CAPITA TRUST COMPANY LIMITED

By:	/s/ David Baker
Name:	David Baker
Title:	Director

By:	/s/ Beverly Douglas
Name:	Beverly Douglas
Title:	Director

EXHIBIT A

Amendment #1

This Amendment #1 dated March 31, 2011 supersedes and replaces Exhibit A of the Share Exchange Agreement dated June 3, 2009, by and among Premier Power Renewable Energy, Inc. (“PPRW”), Rupinvest Sarl (“Rupinvest”), and Esdras Ltd. (“Esdras”).

1.
PPRW will issue and transfer trough the escrow agent and no later 15 may 2011, n 2,547,126 shares of PPRW’s restricted common stock (each share hereinafter a “PPRW Share”) to Esdras.  Each PPRW Shares is fully earned and owned by Esdras and will have the restrictions described below imprinted on the shares.  PPRW will immediately instruct Escrow agent to execute this agreement without exception.

2.
Esdras may not trade, assign, pledge or sell PPRW Shares unless PPRW provides written authorization.  Written authorization or denial will be made within 5 business days.  Authorization will be granted if either of the following has occurred:

a.
PPRW CEO Dean Marks and/or PPRW President Miguel de Anquin (“Founders”) are selling PPRW shares from their personal holdings.  Esdras may trade, assign, pledge or sell PPRW Shares equal to the percentage of shares sold by Founders.

For clarity and example.  If Founders sell 10% of their combined personal holdings; Esdras may sell 10% of its PPRW share holdings.  For example, if Founders sell 10% of their holdings Esdras may transact up to 254,713 shares (254,713 shares 10%)

or

b.	The date of April 30, 2015 has occurred.

3.	PPRW will renew the employment and board member agreements of Marco Pulitano and Giovanni Pulitano leaving unvaried and without any modification through the date of April 30, 2015.

4.
In the event of termination of the employment of Marco Pulitano and Giovanni Pulitano without cause from Premier Power, Section 2 will terminate and Esdras may trade, assign, pledge or sell PPRW Shares 6 months from termination without restriction.  In the event of termination for cause or if Marco Pulitano leaves Premier Power on his own accord Section 2 will remain intact as written.

5.	The current Escrow Agreement (Exhibit 8 Share Exchange Agreement) will be terminated upon the transfer of the above shares to Esdras.

PREMIER POWER RENEWABLE ENERGY, Inc		ESDRAS Ltd.

Name	MIGUEL DE ANQUIN	Name	MASSIMO SALUPPO

Signature	/s/ Miguel de Anquin	Signature	/s/ Massimo Saluppo

Date	March 31, 2011	Date	March 31, 2011